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                                                                    Exhibit 10.2

                   FORM OF EMPLOYMENT AGREEMENT (TRANSLATION)

Party A:            CEC Telecom Co. Ltd.
Registered Address: 10th Floor CEC Building, 6, Zhongguancun South Street,
                    Haidian District, Beijing

Party B:            _____________________________
ID Number:          _____________________________
Home Address:       _____________________________
Hukou:              _____________________________

In accordance with the Labor Law of the People's Republic of China and other relevant laws and regulations, and after reaching agreement through consultations based on the principles of voluntariness and equality, Party A and Party B (individually a "Party", and collectively the "Parties") hereby conclude this Labor Contract (the "Contract") for mutual observation.

                         CHAPTER 1 TERM OF THE CONTRACT

Article 1  This Contract has a fixed term of ___ year(s).

           The term of this Contract shall commence as from __________ and expire on __________, including a probationary period of ___ months.

           Party A shall notify Party B in writing of its intent to terminate or renew this Contract 30 days prior to the expiration of this Contract. If the Parties have neither renewed the Contract nor received any written notice from the other Party for the termination of this Contract, the Contract shall automatically renew for an additional term of ___ year(s).

                          CHAPTER 2 CONTENT OF THE JOB

Article 2 Party B agrees to act as the _______________ in the ______________ Department according to Party A's operational needs. Party A may assign Party B to another department or position based on his/her capability and performance according to its operational needs.

Article 3 Party B shall perform his/her duties to timely complete the required workload and meet the required standards pursuant to Party A' requirements.

                 CHAPTER 3 LABOR PROTECTION AND LABOR CONDITIONS

Article 4  Party A shall arrange Party B to work for 8 working hours per day.

Article 5 Where Party A arranges Party B to work overtime, the provisions of relevant laws and regulations shall be followed.

Article 6 Party A shall provide the necessary work conditions and tools for Party B, and formulate relevant code of work and policies on labor safety and health.


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Article 7  Party A shall be responsible to educate Party B with regard to morality, work ethics, safety and health and relevant rules and policies. Party A may from time to time provide tailored business and technical training to Party B according to its needs.

                             CHAPTER 4 COMPENSATION

Article 8 Party A shall pay to Party B a monetary salary commensurate with his/her position at the beginning of every month, as defined in Party A's relevant compensation policies. Where there is any discrepancy between such policies and the laws and regulations and relevant stipulations of the Beijing municipality, the latter shall apply.

Article 9 When paying the salary to Party B, Party A may withhold an adequate portion thereof for the social security fees, individual income tax, and other fees and taxes required by the State that are payable by Party B.

                        CHAPTER 5 INSURANCES AND BENEFITS

Article 10 The Parties shall pay for the social security insurances, such as pension insurance, unemployment insurance, work injury insurance, medical insurance and housing fund pursuant to relevant policies of the State and the Beijing municipality. After the termination of this Contract, Party A will cease to pay such fees starting from the month immediately following such termination and the Parties shall handle the transfer formalities as soon as possible pursuant to relevant stipulations.

Article 11 In the event that Party B suffers from an occupational disease or sustains a work injury, his/her salary and medical insurance benefits shall be handled pursuant to relevant regulations of the State and the Beijing municipality.

Article 12 In the event that Party B suffers from a disease or sustains a non-work-related injury, his/her salary and medical insurance benefits shall be handled pursuant to relevant stipulations of the State and the Beijing municipality. Party A may pay to Party B a salary during his/her sick leave pursuant to relevant stipulations of the Beijing Municipality in relation to salary during sick leave.

                           CHAPTER 6 LABOR DISCIPLINES

Article 13 Party B shall abide by all the rules and regulations formulated by
           Party A, strictly comply with the code for work and the confidentiality requirement, handle Party A's properties with care, have good work ethics, actively participate in the training programs organized by Party A to improve his/her ethical standard and professional skills.

Article 14 Where Party B violates any of the labor disciplines, Party A may take disciplinary actions against Party B up to the termination of this Contract pursuant to the rules and regulations of the Company.

            CHAPTER 7 AMENDMENT, RESCISSION, TERMINATION AND RENEWAL


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Article 15 The Parties shall amend this Contract through consultations under any of the following circumstances:

           (1) The laws and administrative rules and regulations on which this Contract is based have been changed;

           (2)  The Parties have reached an agreement after consultations; or

           (3) There is a material change to the objective circumstances under which this Contract is concluded which renders the performance of this Contract impossible.

Article 16 Where one Party requests to amend this Contract subject to the agreement as referred to in this Article 15(2), such Party shall notify the other Party of such request for amendment in writing, and the other Party shall reply to the requesting Party in writing within 15 days; if the other Party has not replied within 15 days, it shall be deemed that the other Party does not agree to such amendment to the Contract.

Article 17 This Contract may be terminated by mutual agreement between the
           Parties through consultations.

Article 18 Party A may terminate this Contract if Party B:

           (1) is proved to be ineligible for employment during the probationary period;

           (2) is in serious violation of any labor discipline or any other rules and regulations of Party A;

           (3) is derelict in his/her duty or commits graft in any material aspect, which has harmed Party A's interests; or

           (4)  is convicted of any criminal offense in accordance with the law.

Article 19 Party A may terminate this Contract, upon 30 days' prior written notice to Party B, if

           (1) upon expiration of the medical period for Party B's disease or non-work-related injury, Party B is unable to perform his/her former duty or any other duty as otherwise assigned by Party A;

           (2) Party B is incompetent for his/her job and remains incompetent after training and job transfer; or

           (3) the Parties can not reach any agreement with respect to any amendment to this Contract subject to the provision of Article 15(3); or

           (4) Party A does need to cut its work force due to its pending bankruptcy or operational difficulties.

Article 20 Party A shall not terminate this Contract pursuant to this Article
           19, if Party B:


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           (1)  suffers from an occupational disease or sustains a work-related injury, and has been ascertained as totally or partially disabled;

           (2) suffers from a disease or sustains a non-work-related injury, and is within the required medical period;

           (3) is a female employee during the pregnancy, maternity leave or nursing period; or

           (4) is under any other circumstances as prescribed under any laws or administrative rules.

Article 21 If Party B terminates this Contract, he/she shall give Party A a 30 days prior written notice, and Party A shall handle the relevant formalities for Party B, unless the economic loss Party B has caused to Party A has not been fully settled.

Article 22 Party B may terminate this Contract at any time upon notice to Party
           A under any of the following circumstances:

           (1)  Within the probation period;

           (2) Party A forces Party B to work by means of violence, threat, confinement or unlawfully restricting his/her freedom;

           (3) Party A can not pay Party B the remuneration or provide Party B with the working conditions as provided herein.

Article 23 This Contract shall terminate under any of following circumstances:

           (1)  The term of this Contract expires;

           (2)  Party B has reached the statutory age of retirement;

           (3) Other circumstances as provided under the laws, rules and regulations.

Article 24 Where the Contract expires during the required medical period, paid leave (due to work-related injuries) or the pregnancy, maternity leave or nursing period (where Party B is female), Party A shall prolong the term of the Contract till the expiration of such medical period, paid absence period, and pregnancy, maternity leave or nursing period.

Article 25 The Contract shall be renewed and the renewal procedures shall be handled timely under any of the following circumstances:

           (1)  Both Parties agree to renew this Contract;

           (2) No termination procedures have been handled after the expiration of the Contract, and there is still an employment relationship between the Parties and Party B requests to renew the Contract.


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           Under the circumstance as described in Item 2 of this Article, where the Parties cannot reach any agreement after consultations with regard to the term of the renewed labor contract, the term of the renewed labor contract, from the date of its execution, shall be no less than 12 months; where Party B is entitled to a non-fixed term labor contract, Party A shall enter into the same with him/her.

                  CHAPTER 8 FINANCIAL COMPENSATION AND DAMAGES

Article 26 Party B shall be liable to compensate Party A for losses he/she has caused to Party A by:

           (1) seriously violating the work disciplines or Party A's rules and regulations;

           (2) being derelict in his/her duty or committing graft, which has caused material harm to Party A's interests.

Article 27 Under any one of the following circumstances, Party A shall make financial compensation to Party B based on the years of his/her service with Party A. For each full year of Party B's service with Party A, Party B will receive an amount which shall be equal to the actual average monthly salary of Party B during the twelve months immediately prior to the rescission of this Contract; provided, however, that such compensation shall not exceed Party B's twelve months' salary.

           (1)  Party A terminates this Contract after consultations with Party
                B;

           (2) Party B is incompetent for his/her job and remains incompetent after training and job transfer, and Party A terminated this Contract before its expiration.

Article 28 Under any one of the following circumstances, Party A shall provide financial compensation to Party B based on the years of his/her service with Party A. For each full year of Party B's service with Party A, Party B shall be entitled to an amount which shall be equal to the average monthly salary of the company of the last year.

           (1) Party B suffers from a disease or sustains a non-work-related injury, and as ascertained by the Labor Appraisal Committee, is unable to perform his/her former job or any other job as otherwise assigned by Party A, and the Contract is accordingly terminated.

           (2) There is a material change to the objective circumstances under which the Contract was concluded which renders the performance of this Contract impossible, and the Parties fail to reach any agreement in respect of the amendment to this Contract after consultations, and Party A terminates this Contract before its expiration.


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           (3)  Party A is close to bankruptcy and is in the statutory reorganization stage or has had severe difficulties in its production and operations, and has to lay off some of its employees.

           Under the circumstance described in Item (1) of this Article, Party A shall pay to Party B a medical allowance pursuant to relevant rules and regulations.

           Under the above three circumstances, if Party B's average monthly salary of the twelve months prior to the rescission of the Contract is higher than the average monthly salary of the company, the compensation shall be paid based on Party B's average monthly salary.

Article 29 Where Party B has served for less than one year at Party A, the compensation to Party B shall be paid based on one year's standard.

Article 30 Where Party A terminates this Contract in violation of the terms agreed upon herein or the Contract concluded is void for any reason attributable to Party A, which has caused damages to Party B, Party A shall be held liable to compensate Party B to the extent of the actual damages.

Article 31 Where Party B terminates this Contract, he/she shall pay liquidated damages to Party A, the amount of which shall be Party B's actual total salary of the months prior to the expiration of the Contract, but in no event shall this amount exceeds Party B's twelve months' salary. This is not applicable to the termination upon mutual agreement by both Parties.

Article 32 Where Party B terminates this Contract in violation of the terms agreed upon herein or violates his/her obligations to keep confidential the trade secrets as required by Party A and causes economic losses to Party A, Party B shall compensate Party A for the following losses:

           (1)  Training expenses incurred by Party A for Party B;

           (2) Direct economic losses caused to Party A due to Party B's termination of the Contract in violation of relevant provisions;

           (3) Economic losses caused to Party A due to Party B's violation of his/her obligation to keep confidential Party A's trade secrets;

           (4)  Expenses paid by Party A for the recruitment and hiring of Party
                B.

                          CHAPTER 9 DISPUTE RESOLUTION

Article 33 All labor disputes arising out of the performance of this Contract may be submitted by the Parties to the Labor Dispute Mediation Committee of the company for mediation. Where the dispute cannot be settled by mediation, and a Party requests for arbitration, such Party shall apply for arbitration with the local Labor Arbitration Committee within sixty days from the date the dispute arises. A Party may also directly apply for arbitration with the Labor Arbitration Committee. Where a Party is unsatisfied with the arbitration award, it/he/she may file an action with the local People's Court.


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                            CHAPTER 10 MISCELLANEOUS

Article 34 Other covenants between the Parties:

           The Parties covenant to sign an Intellectual Property and Confidentiality Agreement and an Employee Overseas Training Agreement, which are appendixes to this Contract and shall constitute integral parts of this Contract.

Article 35 Party B warrants that his/her labor contract with his/her previous employer has been terminated.

           Party B undertakes that in the course of performance of his/her duties for Party A, he/she will not violate any terms in relation to non-competition and confidentiality contained in the labor contract with his/her previous employer.

           Party B shall assume the legal consequences arising from his/her violation of the above warranty and undertaking, and shall be held liable for any loss incurred by Party A caused thereby.

           Where Party B violates any of the above warranty and undertaking and causes Party A to be accused of infringement by any third party, Party B shall compensate Party A for all expenses paid by Party A for the defense of such actions; where Party A is therefore held liable for any damages, it shall be entitled to seek recovery from Party B. The above defense expenses and damages may be deducted from Party B's salary and remuneration.

Article 36 The following rules and regulations and agreements shall be deemed appendixes to this Contract:

           (1) Rules and regulations formulated by Party A pursuant to relevant laws and regulations of the State;

           (2)  Agreements on specific subject matters.

Article 37 Should there be anything uncovered in this Contract, or in case of any discrepancy between this Contract and any applicable stipulations of the State and the Beijing municipality in the future, such relevant stipulations shall apply.

Article 38 Party A reserves the interpretation right of this Contract.

Article 39 This Contract is made in 2 original copies, with Party A and Party B each holding one copy. The 2 copies shall have the same legal force and effect.

Article 40 This Contract shall become effective upon execution by both Parties.


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Appendix 1 Intellectual Property and Confidentiality Agreement


Party A: CEC Telecom Co. Ltd.           Party B:
         (Seal)                                  -------------------------------
                                                 (Signature and seal)
Date:                                   Date:
      -------------------------------         ----------------------------------


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                                                                      Appendix 1

               INTELLECTUAL PROPERTY AND CONFIDENTIALITY AGREEMENT

Party A: ____________________________   Party B: _______________________________

Legal Representative: (Signature)       Date of Birth: _________________________

or Agent: ___________________________   ID Number: _____________________________

                                        Home Address: __________________________

                                        Contact Tel.: __________________________

Address: F10, CEC Building, No. 6,
         Nandajie, Haidian District

WHEREAS, Party B is employed by Party A and will receive remuneration from Party
A. Party A and Party B (individually a "Party", and collectively the "Parties") hereby conclude the following terms for mutual observance in connection with Party B's obligation to keep confidential Party A's trade secrets during the term of his/her employment with Party A and thereafter.

                              CHAPTER 1 DEFINITIONS

ARTICLE 1 INTELLECTUAL PROPERTY

The intellectual property referred to herein shall mean the relevant rights the owner of such intellectual property is entitled to in connection with:

     1.   Inventions or technologies that have been granted patent rights;

     2. New technologies or achievements under research and experiment that might be patentable;

     3. Major technology research achievements that do not exist abroad or that exist but are kept secret;

     4. Special know-how and conventional processes and technology, including the design drawings and manufacturing techniques etc.;

     5. Confidential data or parameters such as system configurations, system safety, and users developed;

     6.   Registered trademarks, trade names and other marks;


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     7.   Technical data, including without limitation, soft disks, thesis, reports, atlas, photographs, design drawings, technical documents and appraisal of the technical achievements etc.;

     8. Know-how, technical inventions and creations or any other information that fall within the category of Party B's trade secrets;

     9.   Other intellectual achievements.

ARTICLE 2 TRADE SECRETS

The trade secrets as referred herein shall mean technical and business information that is unknown to the public, which can bring economic benefits to its owner and has practical use, and the confidentiality of which is maintained by its owner.

     1. TECHNICAL INFORMATION, including without limitation designs, programs, product formulas, manufacturing processes and methods etc., e.g., product designs, data, target programs, handbooks, documents, development plans, computer software and their computational methods and design materials etc. that are currently exist or under development or in contemplation.

     2. MARKETING INFORMATION, including without limitation client lists, supply source information, production and sales strategies, base prices of bids and content of the bidding documents, e.g., marketing plans, production bases, testing bases, register of engineers, sales methods, lists of suppliers, agents and clients, specific requirements of clients, undisclosed service network and business plans that are either under development or in contemplation.

     3. MANAGEMENT INFORMATION, e.g., information concerning the various work plans, organizational and management models, management know-how, personnel, finance, salary and remuneration, property and equipment and training materials; and documents with respect to the internal business practices, work procedures, management system and various management policies that are either currently existent or under development.

     4. LEGAL INFORMATION, including without limitation any information in connection with projects, contract negotiations and execution, the licensing and transfer of intellectual properties and all information relating to trademark registration before the announcement of such trademarks; main content of material contracts that are to be performed, currently being performed, or have been completed but are subject to potential disputes, external guarantees, external investments, property right disputes and major litigation, arbitrations and administrative penalties that are either pending or foreseeable.

     5. OTHER INFORMATION THAT THE EMPLOYER REQUIRES THE EMPLOYEE TO KEEP CONFIDENTIAL, including without limitation any information the employee directly or indirectly learns and/or obtains from the employer, other employees of the employer or any client or third party that the employer has conducted, is currently conducting or will conduct business with, which information the employer has promised to keep confidential.

ARTICLE 3 TECHNICAL ACHIEVEMENTS


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The technical achievements referred to herein shall include without limitation:

     1.   Designs and technical records of products;

     2. Computer software and their computational methods and design proposals.

                  CHAPTER 2 OWNERSHIP OF INTELLECTUAL PROPERTY

ARTICLE 4 The relevant intellectual property rights of all achievements made by Party B due to the performance of his/her duties or the carrying out of tasks assigned by Party A during the term of his/her employment with Party A shall be vested in Party A. Such intellectual property rights shall include without limitation, the right to apply for patent either domestically or abroad, and the ownership of know-how in connection with computer software, trademark designs and other mark designs.

Party A may, within its business scope and at its absolute discretion, use such achievements in its production and operations or transfer them to any third parties. Party B shall, at Party A's request, provide all necessary information and take all necessary measures (including application and registration) to assist Party A in the obtaining and exercising of the relevant intellectual property rights.

The spiritual rights to such achievements such as the right of invention and the right of authorship shall belong to Party B who is the inventor, creator or developer. Party A respects Party B's spiritual rights and will assist Party B in the exercising of such rights.

ARTICLE 6 During the term of Party B's employment with Party A, if Party B develops, fabricates, creates, designs or otherwise obtains, alone or jointly with others, any inventions, new works, original designs, copyright works (including computer software and database), creations, improvements, discoveries, processes, know-how and any other information or matters that give rise to any intellectual property right of any nature whatsoever, Party B shall be liable to inform the Company in writing with details.

ARTICLE 7 Where Party B claims that Party B himself/herself shall be the owner of the intellectual property right of any achievement Party B made during the term of his/her employment with Party A that is related to Party A's business, Party B shall declare it to Party A in a timely manner. Upon verification, if Party A deems that such achievement is in deed not a work for hire, such intellectual property right shall be vested in Party B. Without Party B's prior express approval, Party A shall not use such achievement in its production and operations, or transfer it to any third parties.

If in the absence of any declaration by Party B and it has been concluded that such achievement is a work for hire, Party A may use such achievement in its production and operations or transfer it to any third parties, and even if it is proved in the future that such achievement is not a work for hire, Party B shall not hold Party A liable for any economic compensation. If, after Party B's declaration, Party A has any objection as to the ownership of such achievement, the dispute may be settled through consultations; if it can not be settled through consultations, the Parties may solve it by legal actions.

ARTICLE 8 If Party B is a new hire, upon Party A's consent, Party B may transfer the intellectual property rights he/she owns to Party A. Party A shall pay a reasonable consideration, and Party B shall furnish relevant supporting documents or provide an


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undertaking in writing to warrant to Party A that he/she does own the intellectual property rights to such achievements. A separate Intellectual Property Right Transfer Agreement shall be executed for the purpose of such transfer.

ARTICLE 9 During the term of Party B's employment with Party A and within one year after Party B's departure from Party A for any reason whatsoever, any research and development achievements made by Party B that are related to Party B's work at Party A or tasks assigned to Party B by Party A shall be vested in Party A. If within one year after Party B's departure from Party A, Party B still wants to make any improvement on any technical achievement that he/she has made during the term of his/her employment with Party A and to which achievements the intellectual property rights are vested in Party A, he/she must obtain Party A's approval and Party A shall have the priority to use any further achievements, including the priority to license the same.

                      CHAPTER 3 PROTECTION OF TRADE SECRETS

ARTICLE 10 During the term of Party B's employment with Party A, Party B must abide by all the confidentiality rules and policies made by Party A with due care and diligence and perform the relevant confidentiality obligations applicable to his/her position.

For any matters that are not provided in Party A's confidentiality rules and policies or where the provisions are unclear, Party B shall exercise due care and diligence and act in good faith in taking all necessary and reasonable measures to protect Party A's trade secrets that Party B has accessed to or obtained so as to maintain their confidentiality.

ARTICLE 11 During the term of Party B's employment with Party A, Party B shall use Party A's trade secrets he/she has accessed to as required for the performance of his/her job within the scope and subject to the procedures as requested by Party A. Without Party A's written consent, Party B shall not take any such materials away from his post without permission, or duplicate, remove or exchange any material that contains Party A's trade secrets.

ARTICLE 12 Except as required for the performance of his/her duties, Party B shall not, without Party A's formal written authorization, disclose any trade secret and technical achievement to any third party (including other employees of Party A that, pursuant to the provisions of the confidentiality policies, shall not be aware of such secrets), or use such trade secrets or technical achievements for any purpose other than for the performance of his/her duties.

The approval of Party B's supervisor for Party B's disclosure or use of the relevant technical secrets or other trade secrets shall be deemed the approval of Party A, unless Party A has expressly indicated that such supervisor has no such authorization beforehand.

ARTICLE 13 The Parties agree that after Party B's departure from Party A for any reason, Party B shall have the same confidentiality obligation for Party A's trade secrets that he/she has accessed to or obtained during the term of his/her employment with Party A as well as the obligation not to use any such trade secrets (including not to use Party A's trade secrets for new research and development), as if it were during the term of his/her employment with Party A, until such trade secrets are released by Party A or become public knowledge in this industry.


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ARTICLE 14 Party B undertakes that in the course of performance of his/her duties for Party A, he/she will not use the trade secrets of others or take any actions that might infringe upon the intellectual property rights of others.

If Party B violates the above undertakings and causes Party A to be accused by any third party, Party B shall be liable to pay for all expenses incurred by Party A for the defense of such actions. If Party A is held liable for any infringement remedies, Party A shall have the right to seek recovery from Party
B. The above legal defense costs and infringement remedies may be deducted from Party B's salary and remuneration.

ARTICLE 15 In the course of Party B's performance of his/her duties, should the observance of Party A's express requests or the performance of any job specifically assigned by Party A inevitably result in infringement of the intellectual property rights of others and Party A be accused of infringement by any third party, such legal defense costs and infringement remedies shall in no event, in whole or in part, be borne by Party A.

Requests made or jobs assigned by Party B's supervisor shall be deemed requests made or jobs or assigned by Party A itself, unless Party A has expressly indicated that such supervisor has no such authorization beforehand.

ARTICLE 16 When discovering that Party A's intellectual property rights are impaired or its trade secrets are disclosed, Party B shall have the obligation to assist Party A in taking measures to protect its intellectual property rights from being further impaired or its trade secrets from being further disclosed and in recovering the damages that have been caused thereby.

ARTICLE 17 During the term of Party B's employment with Party A, without Party A's prior consent, Party B shall not conduct any business, either for him/herself or for others, that is in competition with the business of Party A, or provide any paid service to any other organization or individual using the work conditions provided by Party A, within the working hours of Party A or using the achievements made when working for Party A.

ARTICLE 18 Within one year after Party B's departure from Party A, Party B shall not engage in any work that is in competition with Party A, or use the technical achievements and client relations obtained during the term of his/her employment with Party A to make profit either for him/herself or for any third party.

ARTICLE 19 Where Party B is a senior employee (including a member of the key technical personnel), during the term of his/her employment with Party A, and within three years after his/her departure from Party A for any reason whatsoever, Party B shall not initiate or establish, as a shareholder or investor, any enterprise in competition with Party A or any economic entity or organization of any other form that is identical or similar in nature to Party A, or directly or indirectly provide any consultancy services to any enterprise or organization that is in competition with Party A, or cause any other employees to be employed by any other employers, or take Party A's existing or prospective clients or business opportunities. Where Party B is an ordinary employee of Party A, during the term of his/her employment with Party A, and within one years after his/her departure from Party A for any reason whatsoever, Party B shall not initiate or establish, as a shareholder or investor, any enterprise in competition with Party A or other economic entity or organization of any other form that is identical or similar in nature to Party A, or cause any other


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employees to be employed by any other employers, or compete for or take Party
A's existing or prospective clients or business opportunities.

ARTICLE 20 Where Party B is transferred to another position or leaves Party A due to Party A's operational needs or for any other reasons, or upon Party A's request, Party B shall return all documents, records, notes, data, list of programs, soft disks and materials in other formats back to Party A. The software development materials shall be handed over separately and shall not be duplicated or retained. All business materials, whether they contain information of Party A or are related to information of Party A, and whether they are collected and compiled by Party B him/herself or provided by others, shall be returned to Party A.

                   CHAPTER 4 LIABILITY FOR BREACH OF AGREEMENT

ARTICLE 21 If Party B breaches any of the provisions herein, he/she shall immediately discontinue his/her acts of infringement.

ARTICLE 22 If Party B breaches any of the provisions herein, he/she shall pay to Party A liquidated damages which shall be equal to the total amount of Party B's three months' salary. If Party B's breach has caused damages to Party A and Party A's clients, Party B shall be solely held liable for the compensation of the actual losses. The reasonable expenses paid by Party A for the investigation of Party B's breach shall be included in the compensation for losses.

ARTICLE 23 Where Party B breaches any of the provisions herein, apart from the above-mentioned liabilities, Party B shall continue to comply with this Agreement.

                             CHAPTER 5 MISCELLANEOUS

ARTICLE 24 Upon the signing of this Agreement, Party B shall explain to Party A in writing:

     1. the patented technologies, copyrights and trade secrets (without disclosing the material contents of these trade secrets) he/she has owned prior to the signing of this Agreement;

     2. trade secrets (without disclosing the material contents of the trade secrets) that Party B has undertaken to (any) third party to keep confidential pursuant to the law or any other agreement prior to the signing of this Agreement.

ARTICLE 25 Party B acknowledges that he/she has read this Agreement and has fully understood the legal implications of the terms herein.

ARTICLE 26 This Agreement is an appendix to the Labor Contract executed between Party A and Party B, and shall constitute an integral part thereof.

ARTICLE 27 Should there be any conflict between this Agreement and any previous oral undertakings or written agreements between the Parties, this Agreement shall prevail. Without the consent of both Parties, this Agreement shall not be amended after its execution. Any amendment to this Agreement shall be made in writing.

ARTICLE 28 For any matter not provided herein, the Parties may sign a written supplementary agreement after consultations.


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

ARTICLE 29 Any dispute arising out of this Agreement shall be settled by the Parties through consultations. Where the dispute can not be settled through consultations, either Party may apply for arbitration with the institution agreed upon in the Labor Contract.

ARTICLE 30 This Agreement shall become effective upon execution by both Parties.

ARTICLE 31 This Agreement is made in 2 original copies, with Party A and Party B each holding one copy. The 2 copies shall have the same legal force and effect.


Party A (Seal): CEC Telecom Co. Ltd.    Party B (Signature):
                                                             -------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


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